Exhibit 99.1

TALOS ENERGY PROVIDES UPDATES ON PENDING ACQUISITIONS AND U.S. GULF OF MEXICO OPERATIONS

Houston, Texas, January 31, 2020 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the filing of a preliminary Schedule 14C information statement with the Securities and Exchange Commission (“SEC”), an important regulatory step towards closing of the Company’s previously announced acquisition of affiliates of ILX Holdings, among other entities (the “Acquired Assets”, the “Acquisition”, or the “Transaction”). The Company also provided an operational update regarding selected projects in the U.S. Gulf of Mexico, including existing Talos assets as well as Acquired Assets.

The Acquisition and 14C Information Statement

The Company has filed a preliminary information statement with the SEC to inform the Company’s stockholders about the Acquisition. At the time the parties entered into the Transaction on December 10, 2019, holders of approximately 62.9% of the Company’s outstanding shares acted by written consent to approve the Transaction and the proposed issuance of 11.0 million new shares as consideration in the Transaction, so the Company is not seeking additional stockholder approval.

The filing is an important milestone that helps pave the way for the closing of the Acquisition. The Company expects to close the Transaction approximately 20 days after a definitive information statement is mailed to stockholders, the timing of which will depend on any review of the preliminary information statement by the SEC. If the SEC does not review the filing, Talos expects to close the Transaction on or before March 16, 2020.

Upon closing of the Acquisition, the Company will issue 11.0 million shares of Talos’s common stock to the sellers and pay the cash consideration. The cash consideration of $385.0 million will be reduced at closing by the approximately $31.8 million deposit paid into escrow upon the signing of the definitive agreements. The cash consideration will be further reduced at closing by the cash flow generated by the Acquired Assets between the July 1, 2019 effective date of the Acquisition and the closing date. As previously announced, Talos expects to fund the remaining cash component of the Acquisition with borrowings under the Company’s upsized reserves based lending credit facility and cash on hand.

Talos President and Chief Executive Officer Timothy S. Duncan commented, “The filing of the information statement is an important step towards closing the Acquisition. Talos continues to be very excited with the addition of the Acquired Assets to our portfolio and to strengthen the partnerships with great operators in our basin. We are pleased to see numerous key projects included in the Acquired Assets advancing in line with or faster than our expectations. These diverse, high cash flowing assets continue to be a great fit for the Talos portfolio moving forward. We look forward to achieving a successful closing in the first quarter of this year and integrating these assets into our business.”

Acquired Assets Updates

Talos provided the following status updates and results from the Acquired Assets:

•

Production Update: Based on preliminary seller estimates, production from the Acquired Assets in the fourth quarter of 2019 was approximately 1.1 million barrels (“MMBbl”) of oil, 0.1 MMBbl of NGLs and 3.1 billion cubic feet (“Bcf”) of natural gas, representing approximately 18.6 thousand barrels of oil equivalent per day (“MBoe/d”).

•

Nearly Headless Nick: Subsea tie-back activities for the Nearly Headless Nick development, located in Mississippi Canyon Block 387, were completed and first oil reached in the fourth quarter of 2019. As part of the previously announced Acquisition, Talos will acquire an 11.8% working interest in the project, which is operated by Murphy Exploration & Production Company - USA.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

•

Odd Job: The third well in the Odd Job development (MC 214 #2), located in Mississippi Canyon Block 214, reached first production in December 2019. As part of the previously announced Acquisition, Talos will acquire a 19.5% working interest in this well and 17.5% working interest in the remaining Odd Job wells located on Mississippi Canyon Block 215. The Odd Job project is operated by Kosmos Energy.

•

Claiborne: Drilling of a third development well (MC 794 #3) in the Claiborne field commenced in January 2020, with first production expected by mid-year 2020. As part of the previously announced Acquisition, Talos will acquire a 25.3% working interest in the project, which is operated by Beacon Offshore Energy.

•

Neidermeyer: Production from the three-well field was interrupted by five days of unplanned downtime in the fourth quarter of 2019. Two wells have resumed production, with repairs on the third well expected to be complete in the second quarter of 2020. As part of the previously announced Acquisition, Talos will acquire a 5.4% working interest in the project, which is operated by Murphy Exploration & Production Company - USA.

U.S. Gulf of Mexico Updates

Talos provided the following status updates and results from the Company’s existing U.S. Gulf of Mexico Assets:

•	Production Update: Talos’s production in the fourth quarter of 2019 was approximately 3.6 MMBbl of oil, 0.3 MMBbl of NGLs and 6.2 Bcf of natural gas, representing approximately 54.0 MBoe/d.

•

Orlov Prospect: Operations re-commenced in the fourth quarter of 2019 to continue drilling to a deeper prospective target zone prior to beginning completion activities of the main objective, the Aspen J sand. The deepening project encountered approximately 55 feet of high quality, net true vertical thickness oil pay and thereby established the opportunity for an additional future location. The Aspen J target was subsequently completed and achieved first oil in mid-January 2020, averaging a production rate of approximately 4.0 MBoe/d gross, or 1.0 MBoe/d net. Talos holds a 30% working interest in the Orlov prospect, which is located in Green Canyon Block 200 and is operated by Fieldwood Energy.

•

Puma West Prospect: Operations were recently conducted to temporarily suspend the Puma West exploration well after setting casing below salt and reaching a true vertical depth of approximately 21,500 feet. The top and base of salt were encountered in close proximity to pre-drill depth expectations, validating the Company’s preliminary geological interpretation. Plans are being developed to return to the prospect later this year with a slightly modified casing design to continue drilling the well through the main objectives in the Middle and Lower Miocene to a total true vertical depth of approximately 25,200 feet. As a result of drilling activity completed thus far, the lease term has been extended for an additional three years through October 2022. BP holds a 50.0% working interest and is the operator, with Talos and Chevron each holding a 25.0% working interest.

•

Deepwater Rig Contract: Talos has contracted the Transocean Discoverer Inspiration (the “Inspiration”) ultra-deepwater dual-activity drillship for its 2020 deepwater drilling and completions program in the U.S. Gulf of Mexico. The Inspiration will assist with the Bulleit completion and tieback project, development activity in the Phoenix complex and potentially one or more high-impact exploration drilling projects, which are currently being evaluated. The terms of the Company’s contract for the Inspiration provide for up to three wells with a total minimum of 120 days, and includes options to extend the contract for up to three additional wells with minimums of 40 days per instance. The contract with the Inspiration is expected to commence in the second quarter of 2020.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

•

Platform Rig Contract: Talos has contracted the Helmerich & Payne 100 platform drilling rig for near-field development and exploitation drilling opportunities surrounding the Company’s Green Canyon 18 facility, with the option thereafter of similar projects at the Pompano and Amberjack facilities. The platform rig allows for a shortened turnaround from drilling to first production by utilizing dry trees on fixed deepwater facilities. The contract is evergreen with a rolling 90-day term.

Hedging Update

Since December 10, 2019, Talos entered into additional West Texas Intermediate crude oil (“WTI”) hedge positions for 2020 and 2021 totaling approximately 1.2 MMBbl of oil at a weighted average price of $56.30 per barrel. Therefore, as of January 24, 2020, the Company’s consolidated hedge position included:

○	2020 WTI swaps of approximately 6.5 MMBbl of oil at a weighted average price of $56.21 per barrel;

○	2020 WTI collars of approximately 2.7 MMBbl of oil at a weighted average floor and ceiling prices of $55.00 and $64.23 per barrel, respectively;

○	2021 WTI swaps of approximately 0.7 MMBbl of oil at a weighted average price of $54.63 per barrel; and

○	2020 Henry Hub swaps of approximately 5.9 million British thermal units (“MMBtu”) at a weighted average price of $2.78 per MMBtu.

Duncan continued, “We are happy to see tangible results from Orlov by encountering another pay zone and achieving first oil within twelve months of initiating the subsea project. In the Puma West prospect, we are very encouraged by the drilling progress thus far, and look forward to continuing drilling operations to the target zones when BP returns to the well later this year. Finally, we look forward to utilizing our recently contracted rigs to conduct a balanced campaign of short cycle development and high impact exploration activities. As mentioned before, we will provide additional 2020 guidance as we move closer to closing our recently announced Transaction.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, estimated production volumes, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, risks related to our acquisition and integration of the Acquired Assets, including the possibility that the proposed acquisitions do not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all, uncertainties as to the timing of the acquisitions and the possibility that the anticipated benefits of the acquisitions are not realized when expected or at all, uncertainties as to whether flow test results for the Aspen J. target that are announced herein are indicative of long-term performance or ultimate recovery, as well as other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Estimates of future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002